UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) May 4, 2020

WHIRLPOOL CORPORATION
(Exact name of registrant as Specified in Charter)

Delaware		1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63,
Benton Harbor,	Michigan		49022-2692
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code (269) 923-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange	and	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Contract
On May 7, 2020, Whirlpool Corporation (the “Company”), closed its offering of $500,000,000 aggregate principal amount of 4.600% Senior Notes due 2050 (the “Notes”), in a public offering pursuant to a registration statement on Form S-3 (File No. 333-224381), and a preliminary prospectus supplement and prospectus supplement related to the offering of the Notes, each as previously filed with the Securities and Exchange Commission (the “Commission”). The proceeds from the Notes offering, in combination with the Company's recently executed 364-day revolving credit facility, have boosted the Company's already strong liquidity position by $1 billion; such Notes offering proceeds will be used to repay outstanding borrowing amounts under the Company's revolving credit facility.
The Notes were issued under an indenture (the “Indenture”), dated March 20, 2000, between the Company, as issuer, and U.S. Bank National Association (as successor to Citibank, N.A.), as trustee, as supplemented by a Certificate of Designated Officers establishing the terms and providing for the issuance of the Notes, a copy of which is filed as Exhibit 4.1 hereto. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, dated May 4, 2020 (the “Underwriting Agreement”), among the Company, as issuer, and BNP Paribas Securities Corp., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc., as representatives of the several underwriters in connection with the offering and sales of the Notes.
As provided above, the Company intends to use the net proceeds from the sale of the Notes to repay outstanding borrowings under the Company’s revolving credit facility, as amended and restated, dated as of August 6, 2019, among the Company, certain other borrowers, the lenders referred to therein, JPMorgan Chase Bank, N.A. as administrative agent and Citibank, N.A., as syndication agent.
Kirkland & Ellis LLP, U.S. counsel to the Company, has issued an opinion to the Company, dated May 7, 2020, regarding certain legal matters with respect to the Notes. A copy of this opinion is filed as Exhibit 5.1 hereto. On May 5, 2020, the Company filed a pricing supplement with the Commission relating to the Notes.
The foregoing description of the Underwriting Agreement and Certificate of Designated Officers does not purport to be complete and is qualified in its entirety by reference to the full text of each of the foregoing, which are filed with this report as Exhibits 1.1 and 4.1, respectively. Each of the foregoing documents is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation of a Registrant.
The information set forth under Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d)     Exhibits.

Exhibit No.	Exhibit

Exhibit 1.1
Underwriting Agreement, dated May 4, 2020, among the Company, BNP Paribas Securities Corp., Citigroup Global Markets Inc., Mizuho Securities USA LLC, MUFG Securities Americas Inc. and SMBC Nikko Securities America, Inc.

Exhibit 4.1	Certificate of Designated Officers of Whirlpool Corporation, dated May 7, 2020.
Exhibit 5.1	Opinion of Kirkland & Ellis LLP.
Exhibit 23.1	Consent of Kirkland & Ellis LLP (contained in Exhibit 5.1).
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Website Disclosure
We routinely post important information for investors on our website, whirlpoolcorp.com, in the "Investors" section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2020                     WHIRLPOOL CORPORATION

By:     /s/ JAMES W. PETERS
Name:     James W. Peters
Title:     Executive Vice President and Chief Financial Officer